Exhibit 10.2

THIS SENIOR SECURED PROMISSORY DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY DEBENTURE ISSUED IN EXCHANGE FOR THIS DEBENTURE.

MANHATTAN PHARMACEUTICALS, INC.

12% Original Issue Discount Senior Subordinated Convertible Debenture

Debenture No.: 1	$400,000

FOR VALUE RECEIVED, Manhattan Pharmaceuticals, Inc., a Delaware corporation (the “Company”) with its principal executive office at 48 Wall Street, Suite 1100, New York, New York 10005, promises to pay to the order of Linden Growth Partners Master Fund LP or its registered assigns (the “Holder”) on the Maturity Date (as defined in Section 2 below), the principal amount of Four Hundred Thousand Dollars ($400,000) (the “Stated Value”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Debenture shall accrue on the Stated Value outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Debenture and (ii) agrees, in the event of an Event of Default (as defined in Section 9 below), to pay to the holder of this Debenture, on demand, all costs and expenses (including reasonable legal fees and expenses as and when incurred), incurred in connection with the enforcement and/or collection of this Debenture.

This Debenture is issued pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Subscription Agreement”).

1.           Prepayment. This Debenture shall be payable at any time and from time to time, in whole or in part, at the election of the Company upon at least twenty (20) days prior written notice to the Holder.  Any prepayments of this Debenture prior to the Maturity Date shall be applied first to the payment of any fees and expenses then owed to the Holder, second, to accrued and unpaid Interest (defined below) and third, to the payment of the Stated Value then outstanding.

2.          Maturity Date. The entire unpaid Stated Value of this Debenture, together with all fees and expenses (if any), and accrued, but unpaid, Interest thereon, shall be immediately due and payable at 12:01 a.m. on the earlier of (i) October 28, 2011 or (ii)  the consummation by the Company of one or a series of  debt or equity financings (excluding commercial bank debt transactions) resulting in gross proceeds to the Company of Ten Million Dollars ($10,000,000) (such date, the “Maturity Date”). In the event that the Maturity Date falls on a Saturday, Sunday or a holiday on which banks in the State of New York are closed, the Maturity Date shall be the first business day occurring immediately after such date.

3.          Interest; Etc.

  (a)  Interest Rate. This Debenture shall bear interest (the “Interest”) on the outstanding Stated Value at the rate of twelve (12%) percent per annum. Interest on this Debenture shall commence accruing on the date hereof and shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be compounded quarterly and shall be payable on the Maturity Date as set forth in Section 4 below.   The Company may, in its sole discretion elect to pay Interest quarterly in cash or in shares of its common stock, $.001 par value per share, the resale of which is subject to an effective registration statement under the Securities Act of 1933, as amended (“Registered Common Stock”), if available.  In the event Interest is paid in Registered Common Stock, the Registered Common Stock shall be valued at a twenty percent (20%) discount to the volume weighted average price per share as quoted on Bloomberg, LP for the twenty (20) day period prior to the payment date of such Interest.

  (b)  Maximum Rate. In the event that under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Debenture (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Debenture to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Stated Value outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Debenture exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

4.          Manner of Payment. Except as otherwise provided in Section 3, the Stated Value, Interest, and all other amounts due under this Debenture shall be due and payable on the Maturity Date, in lawful money of the United States of America, to the Holder at such address as designated from time to time by the Holder in writing to the Company or by electronic wire funds transfer of immediately available funds pursuant to written instructions provided to the Company by the Holder. All amounts due from the Company to the Holder under this Debenture shall be made without benefit of any setoff, counterclaim or other defense. All payments on this Debenture shall be applied first to the payment of fees and expenses, if any, then to accrued but unpaid Interest and then to the payment of the Stated Value.

5.          Conversion.

  (a)           Optional Conversion.  The Holder shall have the right, at its option, to convert all or a portion of this Debenture (including any accrued but unpaid Interest) into shares of the Company’s common stock, $.001 par value per share (“Common Stock”) at a conversion price equal to $0.09 per share, subject to adjustment as set forth in Section 6 (the “Conversion Price”).  The Holder shall exercise its right to convert this Debenture by delivering to the Company a written notice setting forth its election to convert (a “Written Election to Convert”) in the form attached hereto as Exhibit A and surrendering this Debenture.  Upon receipt of the Written Election to Convert and the surrender of this Debenture, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the full number of shares of Common Stock so purchased upon conversion of this Debenture.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.  In the event that the Stated Value of this Debenture exceeds the amount being converted, the Company shall, upon such conversion execute and deliver to the Holder a new Debenture for the Stated Value of this Debenture surrendered which is not to be converted.

  (b)          New Securities Conversion.  In the event the Company proposes to issue new securities  in connection with a financing (the “New Securities”), it shall provide no less than thirty (30) days prior written notice to the Holder describing the New Securities to be issued.  The Holder shall have the right, at its option, to convert all or a portion of this Debenture (including any accrued but unpaid Interest) into such New Securities at a conversion price equal to the purchase price paid by the purchasers of such New Securities.  The Holder shall exercise its right to convert this Debenture by delivering to the Company a Written Election to Convert and surrendering this Debenture.  Upon receipt of the Written Election to Convert, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates evidencing the New Securities so purchased upon conversion of this Debenture at the closing of such financing in which the New Securities are sold.  In the event that the Stated Value of this Debenture exceeds the amount being converted, the Company shall, upon such conversion execute and deliver to the Holder a new Debenture for the Stated Value of this Debenture surrendered which is not to be converted.

6.         Adjustments.

  (a)         Stock Dividends and Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon conversion of this Debenture shall be proportionately adjusted.  Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

  (b)       Additional Issuances of Equity Securities.  If the Company, at any time while this Debenture is outstanding, shall issue or sell any Equity Securities (as defined below) at an effective price per share less than the then effective Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the  then effective Conversion Price, such issuance shall be deemed to have occurred for less than the then effective Conversion Price on such date of the Dilutive Issuance), then, the Conversion Price shall be reduced and only reduced to equal the Base Share Price.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 6(b) in respect of Exempt Issuances (as defined below).  The Company shall notify the Holder in writing as promptly as reasonably possible following the issuance of any Equity Securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(b), upon the occurrence of any Dilutive Issuance while this Debenture is outstanding, after the date of such Dilutive Issuance the Holder is entitled to the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Written Election to Convert.

For purposes of this Section 6(b), the following definitions shall apply:

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Equity Securities” means (i) Common Stock and (ii) Common Stock Equivalents.

“Exempt Issuance” means (i) any Equity Securities issued or issuable pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements; (ii) any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the issuance date of this Debenture; (iii) any Equity Securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination; (iv) any Equity Securities issued or issuable in connection with any stock split, stock dividend, distribution or recapitalization by the Company; (v) any Equity Securities issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution; (vi) any Equity Securities issued or issuable to the Placement Agent or its affiliates in connection with this Debenture issuance; and (v) any Equity Securities issued to the Holder pursuant to the Subscription Agreement, dated as of the date hereof, between the Company and the Holder.

  (e)         Mergers, Consolidations, Etc. In the event of any consolidation or merger of Company with or into another corporation or the conveyance of all or substantially all of the assets of Company to another corporation or entity, this Debenture shall thereafter be convertible into the number of shares of capital stock or other securities or property to which a holder of the number of Common Stock deliverable upon conversion hereof would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest of Holder thereafter, to the end that the provisions set forth herein (including provisions with respect to adjustments in the Conversion Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion hereof.

   (f)         Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

  (g)         Voluntary Adjustment By Company. The provisions of this Section 6 shall similarly apply to successive, stock dividends, stock spits or combinations, reclassifications, exchanges, substitutions, Dilutive Issuances or other events.

7.         Redemption.  If at any time prior to the Maturity Date, the resale of the Common Stock issuable upon conversion of this Debenture is subject to an effective registration statement under the Securities Act of 1933, as amended, the Company may, in it sole discretion, upon at least thirty (30) days prior written notice to the Holder, elect to redeem the Debenture in cash for an amount equal to 120% of the Stated Value plus any accrued and unpaid Interest.

8.            Senior Subordinated Instrument; Subordination.

   (a)         The indebtedness evidenced by this Debenture and the payment of the principal and interest thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Company, now outstanding or hereinafter incurred, except for the Senior Claim (as defined below).  “Senior” as used herein shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Debenture (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Debenture shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, except for the Senior Claim, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company, other than the Senior Claim, shall be paid over to the Holder of this Debenture for application to the payment hereof, unless and until the obligations under this Debenture (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Debenture) shall have been paid and satisfied in full.

   (b)         The Company covenants that so long as any of its obligations under this Debenture are outstanding it shall not create, incur, assume or suffer to exist any indebtedness for borrowed money that is senior in right of payment to this Debenture other than any Senior Claim.

   (c)         The Holder and any subsequent holder of this Debenture, by his, her or its acceptance of this Debenture, agrees, that the obligation of the Company to make any payment hereunder is irrevocably subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of any Senior Claim.  “Senior Claim” shall mean all liabilities, obligations and indebtedness of any and every kind and nature, of the Company to the holders of the Company’s 12% Senior Secured Promissory Notes in the aggregate principal amount of $1,725,000 issued pursuant to that certain Securities Purchase Agreement, dated as of November 25, 2008, whether heretofore, now or hereafter owing, arising, due or payable, and howsoever evidenced, created, incurred, acquired or owing.  The Company will not make any payment hereunder until the Senior Claim shall have been paid and discharged in its entirety or at any time during which there shall have occurred and be continuing a default with respect to the payment of any principal of, or interest on, the Senior Claim, which has not been waived, in each case pursuant to the terms of the Senior Claim.

   (d)         Upon any distribution of the assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings) or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise:

(i)        the holder of the Senior Claim shall be entitled to receive payment in full of the Senior Claim (including interest accruing from and after the commencement of any such proceeding at the rate specified in the Senior Claim except to the extent prohibited by mandatory provisions of law) before the Holder shall be entitled to receive any payment hereunder; and

(ii)       in the event that, notwithstanding the foregoing, any such payment or distribution of assets shall be received by the Holder before the Senior Claim shall have been paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holder of the Senior Claim, for application in payment thereof in accordance with the provisions of subsection (b) of this Section 8.

(c)        If any payment is made to the holder of the Senior Claim which, but for the provisions of this Section 8, would have been made to the Holder, when the indebtedness to the holder of the Senior Claim is paid in full, the Holder will be subrogated to the claim of the holder of the Senior Claim against the Company to the extent of the amount of the Senior Claim which was paid out of sums which otherwise would have been payable to the Holder, and no such payment or distribution for the account of the holder of the Senior Claim shall, for the purposes of this Section 8, be deemed to be a payment or distribution by the Company on account of the Senior Claim.

(e)        Nothing contained in this Section 8 or elsewhere in this Debenture is intended to or shall impair, as between the Company and the Holder, the obligation of the Company to pay to the Holder all or a portion of the principal and interest of this Debenture as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holder of the Senior Claim.

9.           Events of Defaults and Remedies.

9.1       Event of Default.  An “Event of Default” shall exist if any one or more of the following shall occur:

(a)       failure by the Company to pay any of its obligations under this Debenture when due, whether on the date fixed for payment or by acceleration or otherwise; or

(b)       if any representation or warranty made by the Company in any of the Subscription Agreement, this Debenture or in any certificate, financial or other statement furnished at the time of closing or pursuant to the Subscription Agreement shall prove to have been untrue or misleading in any material respect at the time made which shall not have been cured within ten (10) days of the Company’s receipt of the Holder’s written notice to the Company; or

(c)       default by the Company in the performance or observance of any covenant or agreement contained in this Debenture and/or the Subscription Agreement which is not cured within any applicable grace period for therein, if any; or

(d)       a final judgment for the payment of money in excess of $50,000 shall be rendered against the Company, and such judgment shall remain undischarged for a period of sixty (60) days from the date of entry thereof unless within such sixty (60) day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal, other than the judgment confirming the arbitration award in favor of Swiss Pharma Contract LTD (“Swiss Pharma”) (as described in the Company’s Form 10-Q for the quarter and six months ended June 30, 2009)  that was presented to the NYS Supreme Court for entry on August 10, 2009; provided, however, that any material breach of the Settlement Agreement and Mutual Release, dated October 27, 2009, between the Company and Swiss Pharma  which shall not have been cured within the time period provided in the Settlement Agreement shall constitute an Event of Default hereunder; or

(e)        The Company shall:

(i)
apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of  its properties, or make a general assignment for the benefit of creditors;

(ii)
in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its properties, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

(iii)
permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(iv)	take any corporate action authorizing, or in furtherance of, any of the foregoing;

9.2         Remedies. Upon the occurrence of an Event of Default, specified in Section 9.1(e) above, the outstanding Stated Value of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.  Upon the occurrence of an Event of Default other than those specified in Section 9.1(e), the Holder may declare, at its option, so long as the Event of Default is continuing at the time notice thereof is given, upon five (5) days’ notice or demand, this Debenture to be immediately due and payable. In any case, this Debenture shall become due and payable without presentment, demand or protest, all of which are hereby expressly waived.  Upon the occurrence of an Event of Default and after the expiration of any grace period therefor specified herein, the Holder shall thereupon have, in addition to any rights it may have to proceed directly against the Company as a result of such default, the rights, benefits, and remedies afforded to it under any of this Debenture or the Subscription Agreement. The Company agrees that the Holder may or may not proceed, as each determines in its sole discretion, with any or all other rights, benefits, and remedies which they may have against the Company. The rights afforded to the Holder under all of the foregoing shall be cumulative.   The Company shall give the Holder prompt written notice of any material breach of the Settlement Agreement which shall not have been cured within the time period provided in the Settlement Agreement.

10.         Piggyback Registration Rights.  If at any time the Company shall determine to file with the Securities and Exchange Commission a registration statement (“Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of 1933 Act, as amended (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to the Holder, written notice of such determination and, if within thirty (30) days after the effective date of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the shares such Holder requests to be registered which have been issued or are issuable pursuant to this Debenture, which may include the Common Stock into which this Debenture is convertible, the shares of Common Stock issuable as Interest payments and the shares of Common Stock underlying any New Securities into which this Debenture may be converted pursuant to Section 5(b) (“Registration Shares”), except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registration Shares with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit and shall be subject to any senior registration rights existing on the date hereof. Any exclusion of Registration Shares shall be made pro rata among the Holder and its registered assigns, if any, seeking to include shares in proportion to the number of equity securities sought to be included by such Holder and its registered assigns.  Notwithstanding the foregoing, this Section 10 shall not apply to any registration statement filed pursuant to the Registration Rights Agreement, dated February 25, 2008, by and among the Company and Nordic Biotech Venture Fund II K/S, as amended from time to time.

11.         Amendments and Waivers.

(a)          The provisions of this Debenture may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder.

(b)         No failure or delay on the part of the Holder to exercise any right, power or privilege under this Debenture and no course of dealing between the Company and the Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)          To the extent that the Company makes a payment or payments to the Holder, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(d)         After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Holder a copy thereof.

12.         Miscellaneous.

(a)         Parties in Interest. All covenants, agreements and undertakings in this Debenture binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

(b)         Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Debenture shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail, return receipt requested, postage prepaid, and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Holder:	To the Company:

Manhattan Pharmaceuticals, Inc.
48 Wall Street, Suite 1100 New York, New York 10005
Attn: Douglas Abel Chief Executive Officer
Fax Number:	Fax Number: (212) 582-3957

(c)        Notice of Certain Transactions. In case at any time:

  (i)          There shall be any capital reorganization of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a wholly owned subsidiary of the Company in which merger the Company is the continuing corporation and which does not result in any reclassification); or

  (ii)         There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company; or

  (iii)        The occurrence of an Event of Default, a default and/or breach of any provision of this Debenture and/or the Subscription Agreement and/or any event occurs that with the passage of time or otherwise could result in an Event of Default;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder at the earliest practicable time (and, in any event not less than twenty (20) days before any record date or other date set for definitive action, if any need be taken), written notice of the date on which the books of the Company shall close for such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on this Debenture.

Nothing herein shall be construed as the consent of the Holder to any action otherwise prohibited by the terms of this Debenture or as a waiver of any such prohibition.

(d)         Expenses. The Company agrees to pay all costs and expenses, including, but not limited to, reasonable attorneys’ fees and costs of suit and preparation therefor (as and when incurred), incurred in connection with the collection and enforcement of this Debenture.

(e)         Assignment.  The rights, interests and obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.  The Holder is entitled to assign its rights hereunder, subject to compliance with applicable securities laws.

(f)          Partial Invalidity.  In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

(g)         Governing Law; Venue; Waiver Of Jury Trial. This Debenture shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Debenture, shall be brought solely and exclusively in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding (including, but not limited to, any motions made), the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements. The Company and Holder hereby waive all rights to a trial by jury.

(h)         Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Debenture are for convenience of reference only and are not to be considered in construing this Debenture.

[Signature Page Follows]

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.

Manhattan Pharmaceuticals, Inc.

By:	/s/ Michael McGuinness
Name: Michael McGuinness
Title: Chief Financial Officer

FORM OF WRITTEN ELECTION TO CONVERT
(To be executed by the Holder to exercise the right to convert the foregoing Debenture into shares of Common Stock or New Securities)

To:  MANHATTAN PHARMACEUTICALS, INC.

The undersigned is the Holder of Debenture No. _______ (the “Debenture”) issued by Manhattan Pharmaceuticals, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Debenture.

1.          The undersigned Holder hereby exercises its right to convert $__________ of the Stated Value of the Debenture and $___________ of accrued interest into _________________  [shares of Common Stock/New Securities] of the Company (the “Conversion Shares”) pursuant to the Debenture.

2.          Following this conversion, the Stated Value of the Debenture shall be $__________ and the interest accrued thereon shall be equal to $_______________.

3.          The Holder represents that, as of the date of exercise:

(i)
the Debenture Shares being issued pursuant to this Written Election to Convert are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

(ii)	the Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

If the Holder cannot make the representations required in Section 3(ii), above, because it is factually incorrect, it shall be a condition to the conversion of the Debenture that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the issuance of securities upon conversion of this Debenture shall not violate any United States or other applicable securities laws.

Dated: ,	Name of Holder:
(Print)

By:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Debenture)